KEYCORP REPORTS RECORD FIRST QUARTER 2021 NET INCOME OF $591 MILLION,
OR $.61 PER DILUTED COMMON SHARE
Positive operating leverage compared to the year-ago quarter

Record first quarter revenue, up 19% from year-ago quarter, driven by broad-based strength in fees

Strong credit quality: nonperforming loans and net charge-offs down from prior quarter

Returned capital to shareholders: repurchased $135 million in common shares

Successful launch of Laurel Road for Doctors: expands digital reach nationally for medical professionals

    CLEVELAND, April 20, 2021 - KeyCorp (NYSE: KEY) today announced net income from continuing operations attributable to Key common shareholders of $591 million, or $.61 per diluted common share for the first quarter of 2021. This compared to $549 million, or $.56 per diluted common share, for the fourth quarter of 2020 and $118 million, or $.12 per diluted common share, for the first quarter of 2020.

KeyCorp Reports First Quarter 2021 Profit
April 20, 2021

Selected Financial Highlights

dollars in millions, except per share data				Change 1Q21 vs.
	1Q21	4Q20	1Q20	4Q20	1Q20
Income (loss) from continuing operations attributable to Key common shareholders	$591	$549	$118	7.7%	400.8%
Income (loss) from continuing operations attributable to Key common shareholders per common share — assuming dilution	.61	.56	.12	8.9	408.3
Return on average tangible common equity from continuing operations (a)	18.25%	16.61%	3.82%	N/A	N/A
Return on average total assets from continuing operations	1.44	1.35	.40	N/A	N/A
Common Equity Tier 1 ratio (b)	9.8	9.7	8.9	N/A	N/A
Book value at period end	$16.22	$16.53	$15.95	(1.9)%	1.7%
Net interest margin (TE) from continuing operations	2.61%	2.70%	3.01%	N/A	N/A

(a)The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “Return on average tangible common equity from continuing operations.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(b)March 31, 2021 ratio is estimated.
TE = Taxable Equivalent, N/A = Not Applicable

INCOME STATEMENT HIGHLIGHTS

Revenue

dollars in millions				Change 1Q21 vs.
	1Q21	4Q20	1Q20	4Q20	1Q20
Net interest income (TE)	$1,012	$1,043	$989	(3.0)%	2.3%
Noninterest income	738	802	477	(8.0)	54.7
Total revenue	$1,750	$1,845	$1,466	(5.1)%	19.4%

TE = Taxable Equivalent
Taxable-equivalent net interest income was $1.0 billion for the first quarter of 2021, compared to taxable-equivalent net interest income of $989 million for the first quarter of 2020. The increase in net interest income reflects higher earning asset balances and loan fees, partially offset by a lower net interest margin. The net interest margin was impacted by lower interest rates and a change in balance sheet mix, including elevated levels of liquidity.

Compared to the fourth quarter of 2020, taxable-equivalent net interest income decreased by $31 million and the net interest margin decreased by 9 basis points. The decrease in both net interest income and the net interest margin reflects lower reinvestment yields, lower loan fees, and an unfavorable balance sheet mix, including elevated levels of liquidity, partly offset by lower interest-bearing deposit costs. Net interest income was also impacted by two fewer days in the first quarter of 2021.

Noninterest Income

dollars in millions				Change 1Q21 vs.
	1Q21	4Q20	1Q20	4Q20	1Q20
Trust and investment services income	$133	$123	$133	8.1%	—%
Investment banking and debt placement fees	162	243	116	(33.3)	39.7
Service charges on deposit accounts	73	82	84	(11.0)	(13.1)
Operating lease income and other leasing gains	38	39	30	(2.6)	26.7
Corporate services income	64	63	62	1.6	3.2
Cards and payments income	105	97	66	8.2	59.1
Corporate-owned life insurance income	31	38	36	(18.4)	(13.9)
Consumer mortgage income	47	43	20	9.3	135.0
Commercial mortgage servicing fees	34	32	18	6.3	88.9
Other income	51	42	(88)	21.4	(158.0)
Total noninterest income	$738	$802	$477	(8.0)%	54.7%

KeyCorp Reports First Quarter 2021 Profit
April 20, 2021

    Compared to the first quarter of 2020, noninterest income increased by $261 million, primarily driven by a $139 million increase in other income including $92 million of market-related valuation adjustments in the year-ago quarter. Investment banking and debt placement fees increased $46 million from the year-ago period, due to strength in the debt and equity markets. Cards and payments income increased $39 million, due to heightened prepaid card activity. Additionally, investments made in Key's mortgage business continue to drive consumer mortgage income and commercial mortgage servicing fees, which increased $27 million and $16 million, respectively, from the year-ago quarter.

Compared to the fourth quarter of 2020, noninterest income decreased by $64 million. The largest driver of the quarter-over-quarter decrease was a $81 million decrease in investment banking and debt placement fees, partially driven by expected seasonality. Partially offsetting the decrease was a $10 million increase in trust and investment services income and a $8 million increase in cards and payments income.

Noninterest Expense

dollars in millions				Change 1Q21 vs.
	1Q21	4Q20	1Q20	4Q20	1Q20
Personnel expense	$624	$661	$515	(5.6)%	21.2%
Nonpersonnel expense	447	467	416	(4.3)	7.5
Total noninterest expense	$1,071	$1,128	$931	(5.1)%	15.0%

    Key’s noninterest expense was $1.1 billion for the first quarter of 2021, an increase of $140 million from the year-ago period. The increase is primarily related to higher personnel costs of $109 million, reflecting higher incentive and stock-based compensation, attributed to an increase in revenue and stock performance and an increase in employee benefits. Other drivers for the year-over-year increases include payments-related expenses from prepaid card activity incurred in the current period, as well as computer processing expenses.

    Compared to the fourth quarter of 2020, noninterest expense decreased $57 million. This was largely due to decreases in severance, incentive and stock-based compensation, and salaries and contract labor. Additionally, other expense decreased $22 million, partially due to lower charitable contributions.

BALANCE SHEET HIGHLIGHTS

Average Loans

dollars in millions				Change 1Q21 vs.
	1Q21	4Q20	1Q20	4Q20	1Q20
Commercial and industrial (a)	$52,581	$53,562	$49,466	(1.8)%	6.3%
Other commercial loans	18,848	19,174	19,779	(1.7)	(4.7)
Total consumer loans	29,299	28,974	26,929	1.1	8.8
Total loans	$100,728	$101,710	$96,174	(1.0)%	4.7%

(a)Commercial and industrial average loan balances include $126 million, $129 million, and $145 million of assets from commercial credit cards at March 31, 2021, December 31, 2020, and March 31, 2020, respectively.

Average loans were $100.7 billion for the first quarter of 2021, an increase of $4.6 billion compared to the first quarter of 2020. Commercial loans increased $2.2 billion, reflecting Key’s participation in the Paycheck Protection Program ("PPP"), partially offset by decreased utilization versus the year-ago period. Consumer loans increased $2.4 billion, driven by strength from Laurel Road and Key's consumer mortgage business.

Compared to the fourth quarter of 2020, average loans decreased by $1.0 billion. Commercial loans declined due to the forgiveness of a portion of PPP loans and lower commercial utilization rates. Consumer loans continue to reflect strength from Key's consumer mortgage business, as well as Laurel Road.

KeyCorp Reports First Quarter 2021 Profit
April 20, 2021

Average Deposits

dollars in millions				Change 1Q21 vs.
	1Q21	4Q20	1Q20	4Q20	1Q20
Non-time deposits	$132,267	$129,529	$99,117	2.1%	33.4%
Certificates of deposit ($100,000 or more)	2,571	2,983	6,310	(13.8)	(59.3)
Other time deposits	2,902	3,209	4,901	(9.6)	(40.8)
Total deposits	$137,740	$135,721	$110,328	1.5%	24.8%

Cost of total deposits	.06%	.08%	.62%	N/A	N/A

N/A = Not Applicable

    Average deposits totaled $137.7 billion for the first quarter of 2021, an increase of $27.4 billion compared to the year-ago quarter, reflecting growth from consumer and commercial relationships, partially offset by a decline in time deposits as a result of lower interest rates.

Compared to the fourth quarter of 2020, average deposits increased by $2.0 billion, primarily driven by broad-based commercial growth and higher consumer balances.

ASSET QUALITY

dollars in millions				Change 1Q21 vs.
	1Q21	4Q20	1Q20	4Q20	1Q20
Net loan charge-offs	$114	$135	$84	(15.6)%	35.7%
Net loan charge-offs to average total loans	.46%	.53%	.35%	N/A	N/A
Nonperforming loans at period end	$728	$785	$632	(7.3)	15.2
Nonperforming assets at period end	790	937	844	(15.7)	(6.4)
Allowance for loan and lease losses	1,438	1,626	1,359	(11.6)	5.8
Allowance for credit losses	1,616	1,823	1,520	(11.4)	6.3
Allowance for loan and lease losses to nonperforming loans	197.5%	207.1%	215.0%	N/A	N/A
Allowance for credit losses to nonperforming loans	222.0	232.2	240.5	N/A	N/A
Provision for credit losses	$(93)	$20	$359	(565.0)%	(125.9)%

N/A = Not Applicable

    Key's provision for credit losses was a net benefit of $93 million, including a $207 million reserve release for the first quarter of 2021, compared to an expense of $359 million in the first quarter of 2020 and an expense of $20 million in the fourth quarter of 2020. The reserve release was largely driven by expected improvement in the economic outlook.

    Net loan charge-offs for the first quarter of 2021 totaled $114 million, or .46% of average total loans. These results compare to $84 million, or .35%, for the first quarter of 2020 and $135 million, or .53%, for the fourth quarter of 2020. Key’s allowance for credit losses was $1.6 billion, or 1.60% of total period-end loans at March 31, 2021, compared to 1.47% at March 31, 2020, and 1.80% at December 31, 2020.

    At March 31, 2021, Key’s nonperforming loans totaled $728 million, which represented .72% of period-end portfolio loans. These results compare to .61% at March 31, 2020, and .78% at December 31, 2020. Nonperforming assets at March 31, 2021, totaled $790 million, and represented .78% of period-end portfolio loans and OREO and other nonperforming assets. These results compare to .82% at March 31, 2020, and .92% at December 31, 2020.

CAPITAL

Key’s estimated risk-based capital ratios included in the following table continued to exceed all “well-capitalized” regulatory benchmarks at March 31, 2021.

KeyCorp Reports First Quarter 2021 Profit
April 20, 2021

Capital Ratios

	3/31/2021	12/31/2020	3/31/2020
Common Equity Tier 1 (a)	9.8%	9.7%	8.9%
Tier 1 risk-based capital (a)	11.2	11.1	10.2
Total risk based capital (a)	13.4	13.4	12.2
Tangible common equity to tangible assets (b)	7.5	7.9	8.3
Leverage (a)	8.9	8.9	9.8

(a)March 31, 2021 ratio is estimated and reflects Key's election to adopt the CECL optional transition provision.
(b)The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “tangible common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.

Key's capital position remained strong in the first quarter of 2021. As shown in the preceding table, at March 31, 2021, Key’s estimated Common Equity Tier 1 and Tier 1 risk-based capital ratios stood at 9.8% and 11.2%, respectively. Key's tangible common equity ratio was 7.5% at March 31, 2021.

    Key has elected the CECL phase-in option provided by regulatory guidance which delays for two years the estimated impact of CECL on regulatory capital and phases it in over three years beginning in 2022. On a fully phased-in basis, Key's Common Equity Tier 1 ratio would be reduced by 25 basis points.

Summary of Changes in Common Shares Outstanding

in thousands				Change 1Q21 vs.
	1Q21	4Q20	1Q20	4Q20	1Q20
Shares outstanding at beginning of period	975,773	976,205	977,189	—	(.1)%
Open market repurchases and return of shares under employee compensation plans	(9,277)	(1,092)	(7,862)	749.5	18.0
Shares issued under employee compensation plans (net of cancellations)	6,091	660	5,992	822.9%	1.7
Shares outstanding at end of period	972,587	975,773	975,319	(.3)	(.3)%

N/M = Not Meaningful

    Consistent with Key's 2020 Capital Plan, during the first quarter of 2021, Key declared a dividend of $.185 per common share. In January, Key announced a new share repurchase authorization program of up to $900 million, applicable through September 30, 2021. During the first quarter, Key completed $135 million of common share repurchases.

LINE OF BUSINESS RESULTS

    The following table shows the contribution made by each major business segment to Key’s taxable-equivalent revenue from continuing operations and income (loss) from continuing operations attributable to Key for the periods presented. For more detailed financial information pertaining to each business segment, see the tables at the end of this release.

KeyCorp Reports First Quarter 2021 Profit
April 20, 2021

Major Business Segments

dollars in millions				Change 1Q21 vs.
	1Q21	4Q20	1Q20	4Q20	1Q20
Revenue from continuing operations (TE)
Consumer Bank	$864	$896	$810	(3.6)%	6.7%
Commercial Bank	858	922	641	(6.9)	33.9
Other (a)	28	27	15	3.7	86.7
Total	$1,750	$1,845	$1,466	(5.1)%	19.4%

Income (loss) from continuing operations attributable to Key
Consumer Bank	$217	$225	$103	(3.6)%	110.7%
Commercial Bank	383	310	66	23.5	480.3
Other (a)	18	40	(24)	(55.0)	N/M
Total	$618	$575	$145	7.5%	326.2%

(a)Other includes other segments that consists of corporate treasury, our principal investing unit, and various exit portfolios as well as reconciling items which primarily represents the unallocated portion of nonearning assets of corporate support functions. Charges related to the funding of these assets are part of net interest income and are allocated to the business segments through noninterest expense. Reconciling items also includes intercompany eliminations and certain items that are not allocated to the business segments because they do not reflect their normal operations.
TE = Taxable Equivalent, N/M = Not Meaningful

Consumer Bank

dollars in millions				Change 1Q21 vs.
	1Q21	4Q20	1Q20	4Q20	1Q20
Summary of operations
Net interest income (TE)	$607	$638	$581	(4.9)%	4.5%
Noninterest income	257	258	229	(.4)	12.2
Total revenue (TE)	864	896	810	(3.6)	6.7
Provision for credit losses	(23)	(5)	136	(360.0)	(116.9)
Noninterest expense	601	606	539	(.8)	11.5
Income (loss) before income taxes (TE)	286	295	135	(3.1)	111.9
Allocated income taxes (benefit) and TE adjustments	69	70	32	(1.4)	115.6
Net income (loss) attributable to Key	$217	$225	$103	(3.6)%	110.7%

Average balances
Loans and leases	$39,249	$39,448	$33,175	(.5)%	18.3%
Total assets	42,476	42,666	36,415	(.4)	16.6
Deposits	85,033	82,845	73,133	2.6	16.3

Assets under management at period end	$45,218	$44,140	$36,189	2.4%	24.9%

TE = Taxable Equivalent

KeyCorp Reports First Quarter 2021 Profit
April 20, 2021

Additional Consumer Bank Data

dollars in millions				Change 1Q21 vs.
	1Q21	4Q20	1Q20	4Q20	1Q20
Noninterest income
Trust and investment services income	$101	$95	$93	6.3%	8.6%
Service charges on deposit accounts	39	49	55	(20.4)	(29.1)
Cards and payments income	54	54	49	—	10.2
Consumer mortgage income	47	43	20	9.3	135.0
Other noninterest income	16	17	12	(5.9)	33.3
Total noninterest income	$257	$258	$229	(.4)%	12.2%

Average deposit balances
NOW and money market deposit accounts	$54,684	$53,045	$45,569	3.1%	20.0%
Savings deposits	5,878	5,407	4,345	8.7	35.3
Certificates of deposit ($100,000 or more)	2,424	2,801	5,587	(13.5)	(56.6)
Other time deposits	2,888	3,187	4,869	(9.4)	(40.7)
Noninterest-bearing deposits	19,159	18,406	12,763	4.1	50.1
Total deposits	$85,033	$82,845	$73,133	2.6	16.3%

Home equity loans
Average balance	$9,234	$9,360	$10,093
Combined weighted-average loan-to-value ratio (at date of origination)	69%	69%	70%
Percent first lien positions	68	66	62

Other data
Branches	1,068	1,073	1,082
Automated teller machines	1,368	1,386	1,398

Consumer Bank Summary of Operations (1Q21 vs. 1Q20)

•Net income attributable to Key of $217 million for the first quarter of 2021, compared to $103 million for the year-ago quarter
•Taxable-equivalent net interest income increased by $26 million, or 4.5%, compared to the first quarter of 2020, driven by strong balance sheet growth and fees related to PPP loans, partially offset by the lower interest rate environment
•Average loans and leases increased $6.1 billion, or 18.3%, driven by benefit from the PPP, as well as growth from Laurel Road and consumer mortgage
•Average deposits increased $11.9 billion, or 16.3%, from the first quarter of 2020. This was driven by consumer stimulus payments and relationship growth
•Provision for credit losses decreased $159 million compared to the first quarter of 2020. The provision for credit losses was a net benefit and was driven by expected improvements in economic conditions and continued strength in client credit quality
•Noninterest income increased $28 million, or 12.2%, from the year ago quarter, due to higher trust and investment services income, and strength in consumer mortgage income
•Noninterest expense increased $62 million, or 11.5%, from the year ago quarter, driven by higher variable compensation from significantly favorable revenue and higher variable expenses related to higher loan volumes

KeyCorp Reports First Quarter 2021 Profit
April 20, 2021

Commercial Bank

dollars in millions				Change 1Q21 vs.
	1Q21	4Q20	1Q20	4Q20	1Q20
Summary of operations
Net interest income (TE)	$411	$420	$421	(2.1)%	(2.4)%
Noninterest income	447	502	220	(11.0)	103.2
Total revenue (TE)	858	922	641	(6.9)	33.9
Provision for credit losses	(67)	44	222	(252.3)	(130.2)
Noninterest expense	443	498	362	(11.0)	22.4
Income (loss) before income taxes (TE)	482	380	57	26.8	745.6
Allocated income taxes and TE adjustments	99	70	(9)	41.4	N/M
Net income (loss) attributable to Key	$383	$310	$66	23.5%	480.3%

Average balances
Loans and leases	$60,885	$61,680	$62,104	(1.3)%	(2.0)%
Loans held for sale	1,237	1,285	1,607	(3.7)	(23.0)
Total assets	70,114	70,969	71,410	(1.2)	(1.8)
Deposits	51,894	52,489	36,443	(1.1)%	42.4%

TE = Taxable Equivalent, N/M = Not Meaningful

Additional Commercial Bank Data

dollars in millions				Change 1Q21 vs.
	1Q21	4Q20	1Q20	4Q20	1Q20
Noninterest income
Trust and investment services income	$32	$28	$39	14.3%	(17.9)
Investment banking and debt placement fees	162	243	116	(33.3)	39.7%
Operating lease income and other leasing gains	38	39	30	(2.6)	26.7

Corporate services income	56	55	58	1.8	(3.4)
Service charges on deposit accounts	33	32	29	3.1	13.8
Cards and payments income	51	43	17	18.6	200.0
Payments and services income	140	130	104	7.7	34.6

Commercial mortgage servicing fees	34	32	18	6.3	88.9
Other noninterest income	41	30	(87)	36.7	147.1
Total noninterest income	$447	$502	$220	(11.0)%	103.2%

N/M = Not Meaningful

Commercial Bank Summary of Operations (1Q21 vs. 1Q20)

•Net income attributable to Key of $383 million for the first quarter of 2021, compared to $66 million for the year-ago quarter
•Taxable-equivalent net interest income decreased by $10 million, compared to the first quarter of 2020, as the lower interest rate environment offset fees related to PPP loans
•Average loan and lease balances decreased $1.2 billion, compared to the first quarter of 2020 as lower utilization offset PPP loans
•Average deposit balances increased $15.5 billion, or 42.4%, compared to the first quarter of 2020, driven by growth in targeted relationships and the impact of government programs
•Provision for credit losses decreased $289 million compared to the first quarter of 2020. The provision for credit losses was a net benefit and was driven by expected improvements in economic conditions
•Noninterest income increased $227 million, from the year-ago quarter, driven by favorable market-related adjustments to customer derivatives compared to detriments in 2020, increased investment banking client activity, and higher cards and payments income related to prepaid card revenue
•Noninterest expense increased by $81 million, or 22.4%, from the first quarter of 2020, driven by higher variable compensation from significantly favorable revenue and elevated variable expenses related to prepaid card

KeyCorp Reports First Quarter 2021 Profit
April 20, 2021

*******************************************

KeyCorp's roots trace back 190 years to Albany, New York. Headquartered in Cleveland, Ohio, Key is one of the nation’s largest bank-based financial services companies, with assets of approximately $176.2 billion at March 31, 2021.

Key provides deposit, lending, cash management, and investment services to individuals and businesses in 15 states under the name KeyBank National Association through a network of more than 1,000 branches and approximately 1,400 ATMs. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name. For more information, visit https://www.key.com/. KeyBank is Member FDIC.

KeyCorp Reports First Quarter 2021 Profit
April 20, 2021

CONTACTS:

ANALYSTS	MEDIA
Vernon L. Patterson	Susan Donlan
216.689.0520	216.471.3133
Vernon_Patterson@KeyBank.com	Susan_E_Donlan@KeyBank.com

Melanie S. Kaiser	Tracy Pesho
216.689.4545	216.471.2825
Melanie_S_Kaiser@KeyBank.com	Tracy_Pesho@KeyBank.com

Halle A. Nichols	Twitter: @keybank
216.471.2184
Halle_A_Nichols@KeyBank.com

INVESTOR RELATIONS:	KEY MEDIA NEWSROOM:
www.key.com/ir	www.key.com/newsroom

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not relate strictly to historical or current facts. Forward-looking statements usually can be identified by the use of words such as “goal,” “objective,” “plan,” “expect,” “assume,” “anticipate,” “intend,” “project,” “believe,” “estimate,” or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, circumstances, results, or aspirations. Forward-looking statements, by their nature, are subject to assumptions, risks and uncertainties, many of which are outside of our control. Our actual results may differ materially from those set forth in our forward-looking statements. There is no assurance that any list of risks and uncertainties or risk factors is complete. Factors that could cause Key’s actual results to differ from those described in the forward-looking statements can be found in KeyCorp’s Form 10-K for the year ended December 31, 2020, as well as in KeyCorp’s subsequent SEC filings, all of which have been or will be filed with the Securities and Exchange Commission (the “SEC”) and are or will be available on Key’s website (www.key.com/ir) and on the SEC’s website (www.sec.gov). These factors may include, among others, deterioration of commercial real estate market fundamentals, adverse changes in credit quality trends, declining asset prices, a worsening of the U.S. economy due to financial, political, or other shocks, the extensive regulation of the U.S. financial services industry, and the impact of the COVID-19 global pandemic on us, our clients, our third-party service providers, and the markets. Any forward-looking statements made by us or on our behalf speak only as of the date they are made and we do not undertake any obligation to update any forward-looking statement to reflect the impact of subsequent events or circumstances.

Notes to Editors:
A live Internet broadcast of KeyCorp’s conference call to discuss quarterly results and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at https://www.key.com/ir at 10:00 a.m. ET, on Tuesday, April 20, 2021. A replay of the call will be available through April 29, 2021.
For up-to-date company information, media contacts, and facts and figures about Key’s lines of business, visit our Media Newsroom at https://www.key.com/newsroom.

*****

KeyCorp Reports First Quarter 2021 Profit
April 20, 2021

KeyCorp
First Quarter 2021
Financial Supplement

Page
12	Financial Highlights
14	GAAP to Non-GAAP Reconciliation
16	Consolidated Balance Sheets
17	Consolidated Statements of Income
18	Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
19	Noninterest Expense
19	Personnel Expense
20	Loan Composition
20	Loans Held for Sale Composition
20	Summary of Changes in Loans Held for Sale
21	Summary of Loan and Lease Loss Experience From Continuing Operations
22	Asset Quality Statistics From Continuing Operations
22	Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
22	Summary of Changes in Nonperforming Loans From Continuing Operations
23	Line of Business Results

KeyCorp Reports First Quarter 2021 Profit
April 20, 2021

Financial Highlights
(dollars in millions, except per share amounts)
	Three months ended
	3/31/2021	12/31/2020	3/31/2020
Summary of operations
Net interest income (TE)	$1,012	$1,043	$989
Noninterest income	738	802	477
Total revenue (TE)	1,750	1,845	1,466
Provision for credit losses	(93)	20	359
Noninterest expense	1,071	1,128	931
Income (loss) from continuing operations attributable to Key	618	575	145
Income (loss) from discontinued operations, net of taxes	4	7	1
Net income (loss) attributable to Key	622	582	146

Income (loss) from continuing operations attributable to Key common shareholders	591	549	118
Income (loss) from discontinued operations, net of taxes	4	7	1
Net income (loss) attributable to Key common shareholders	595	556	119

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.61	$.57	$.12
Income (loss) from discontinued operations, net of taxes	—	.01	—
Net income (loss) attributable to Key common shareholders (a)	.62	.57	.12

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.61	.56	.12
Income (loss) from discontinued operations, net of taxes — assuming dilution	—	.01	—
Net income (loss) attributable to Key common shareholders — assuming dilution (a)	.61	.57	.12

Cash dividends declared	.185	.185	.185
Book value at period end	16.22	16.53	15.95
Tangible book value at period end	13.30	13.61	12.98
Market price at period end	19.98	16.41	10.37

Performance ratios
From continuing operations:
Return on average total assets	1.44%	1.35%	.40%
Return on average common equity	14.98	13.65	3.10
Return on average tangible common equity (b)	18.25	16.61	3.82
Net interest margin (TE)	2.61	2.70	3.01
Cash efficiency ratio (b)	60.3	60.3	62.3

From consolidated operations:
Return on average total assets	1.45%	1.36%	.40%
Return on average common equity	15.08	13.82	3.12
Return on average tangible common equity (b)	18.37	16.82	3.86
Net interest margin (TE)	2.60	2.69	3.00
Loan to deposit (c)	73.1	76.5	92.1

Capital ratios at period end
Key shareholders’ equity to assets	10.0%	10.6%	11.1%
Key common shareholders’ equity to assets	9.0	9.5	10.0
Tangible common equity to tangible assets (b)	7.5	7.9	8.3
Common Equity Tier 1 (d)	9.8	9.7	8.9
Tier 1 risk-based capital (d)	11.2	11.1	10.2
Total risk-based capital (d)	13.4	13.4	12.2
Leverage (d)	8.9	8.9	9.8

Asset quality — from continuing operations
Net loan charge-offs	$114	$135	$84
Net loan charge-offs to average loans	.46%	.53%	.35%
Allowance for loan and lease losses	$1,438	$1,626	$1,359
Allowance for credit losses	1,616	1,823	1,520
Allowance for loan and lease losses to period-end loans	1.42%	1.61%	1.32%
Allowance for credit losses to period-end loans	1.60	1.80	1.47
Allowance for loan and lease losses to nonperforming loans	197.5	207.1	215.0
Allowance for credit losses to nonperforming loans	222.0	232.2	240.5
Nonperforming loans at period-end	$728	$785	$632
Nonperforming assets at period-end	790	937	844
Nonperforming loans to period-end portfolio loans	.72%	.78%	.61%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.78	.92	.82

Trust assets
Assets under management	$45,218	$44,140	$36,189

Other data
Average full-time equivalent employees	17,086	17,029	16,529
Branches	1,068	1,073	1,082
Taxable-equivalent adjustment	$7	$8	$8

KeyCorp Reports First Quarter 2021 Profit
April 20, 2021

(a)Earnings per share may not foot due to rounding.
(b)The following table entitled “GAAP to Non-GAAP Reconciliations” presents the computations of certain financial measures related to “tangible common equity” and “cash efficiency.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(c)Represents period-end consolidated total loans and loans held for sale divided by period-end consolidated total deposits.
(d)March 31, 2021, ratio is estimated and reflects Key's election to adopt the CECL optional transition provision.

KeyCorp Reports First Quarter 2021 Profit
April 20, 2021

GAAP to Non-GAAP Reconciliations
(dollars in millions)
The table below presents certain non-GAAP financial measures related to “tangible common equity,” “return on average tangible common equity,” “pre-provision net revenue," and “cash efficiency ratio."

The tangible common equity ratio and the return on average tangible common equity ratio have been a focus for some investors, and management believes these ratios may assist investors in analyzing Key’s capital position without regard to the effects of intangible assets and preferred stock.

The table also shows the computation for pre-provision net revenue, which is not formally defined by GAAP. Management believes that eliminating the effects of the provision for credit losses makes it easier to analyze the results by presenting them on a more comparable basis.

The cash efficiency ratio is a ratio of two non-GAAP performance measures. As such, there is no directly comparable GAAP performance measure. The cash efficiency ratio performance measure removes the impact of Key’s intangible asset amortization from the calculation. Management believes this ratio provide greater consistency and comparability between Key’s results and those of its peer banks. Additionally, this ratio is used by analysts and investors as they develop earnings forecasts and peer bank analysis.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by investors to evaluate a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

	Three months ended
	3/31/2021	12/31/2020	3/31/2020
Tangible common equity to tangible assets at period-end
Key shareholders’ equity (GAAP)	$17,634	$17,981	$17,411
Less: Intangible assets (a)	2,842	2,848	2,894
Preferred Stock (b)	1,856	1,856	1,856
Tangible common equity (non-GAAP)	$12,936	$13,277	$12,661
Total assets (GAAP)	$176,203	$170,336	$156,197
Less: Intangible assets (a)	2,842	2,848	2,894
Tangible assets (non-GAAP)	$173,361	$167,488	$153,303
Tangible common equity to tangible assets ratio (non-GAAP)	7.46%	7.93%	8.26%
Pre-provision net revenue
Net interest income (GAAP)	$1,005	$1,035	$981
Plus: Taxable-equivalent adjustment	7	8	8
Noninterest income	738	802	477
Less: Noninterest expense	1,071	1,128	931
Pre-provision net revenue from continuing operations (non-GAAP)	$679	$717	$535
Average tangible common equity
Average Key shareholders' equity (GAAP)	$17,769	$17,905	$17,216
Less: Intangible assets (average) (c)	2,844	2,855	2,902
Preferred stock (average)	1,900	1,900	1,900
Average tangible common equity (non-GAAP)	$13,025	$13,150	$12,414
Return on average tangible common equity from continuing operations
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)	$591	$549	$118
Average tangible common equity (non-GAAP)	13,025	13,150	12,414

Return on average tangible common equity from continuing operations (non-GAAP)	18.25%	16.61%	3.82%
Return on average tangible common equity consolidated
Net income (loss) attributable to Key common shareholders (GAAP)	$595	$556	$119
Average tangible common equity (non-GAAP)	13,025	13,150	12,414

Return on average tangible common equity consolidated (non-GAAP)	18.37%	16.82%	3.86%

KeyCorp Reports First Quarter 2021 Profit
April 20, 2021

GAAP to Non-GAAP Reconciliations (continued)
(dollars in millions)
	Three months ended
	3/31/2021	12/31/2020	3/31/2020
Cash efficiency ratio
Noninterest expense (GAAP)	$1,071	$1,128	$931
Less: Intangible asset amortization	15	15	17
Adjusted noninterest expense (non-GAAP)	$1,056	$1,113	$914

Net interest income (GAAP)	$1,005	$1,035	$981
Plus: Taxable-equivalent adjustment	7	8	8
Noninterest income	738	802	477
Total taxable-equivalent revenue (non-GAAP)	$1,750	$1,845	$1,466

Cash efficiency ratio (non-GAAP)	60.3%	60.3%	62.3%

(a)For the three months ended March 31, 2021, December 31, 2020, and March 31, 2020, intangible assets exclude $4 million, $4 million, and $6 million, respectively, of period-end purchased credit card receivables.
(b)Net of capital surplus.
(c)For the three months ended March 31, 2021, December 31, 2020, and March 31, 2020, average intangible assets exclude $4 million, $5 million, and $7 million, respectively, of average purchased credit card receivables.
GAAP = U.S. generally accepted accounting principles

KeyCorp Reports First Quarter 2021 Profit
April 20, 2021

Consolidated Balance Sheets
(dollars in millions)

	3/31/2021	12/31/2020	3/31/2020
Assets
Loans	$100,926	$101,185	$103,198
Loans held for sale	2,296	1,583	2,143
Securities available for sale	33,923	27,556	20,807
Held-to-maturity securities	6,857	7,595	9,638
Trading account assets	811	735	795
Short-term investments	15,376	16,194	4,073
Other investments	621	621	679
Total earning assets	160,810	155,469	141,333
Allowance for loan and lease losses	(1,438)	(1,626)	(1,359)
Cash and due from banks	938	1,091	865
Premises and equipment	737	753	791
Goodwill	2,673	2,664	2,664
Other intangible assets	173	188	236
Corporate-owned life insurance	4,296	4,286	4,243
Accrued income and other assets	7,347	6,812	6,604
Discontinued assets	667	699	820
Total assets	$176,203	170,336	156,197

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$82,777	$80,427	$71,005
Savings deposits	6,655	5,913	4,753
Certificates of deposit ($100,000 or more)	2,437	2,733	5,630
Other time deposits	2,782	3,010	4,623
Total interest-bearing deposits	94,651	92,083	86,011
Noninterest-bearing deposits	47,532	43,199	29,293
Total deposits	142,183	135,282	115,304
Federal funds purchased and securities sold under repurchase agreements	281	220	2,444
Bank notes and other short-term borrowings	744	759	4,606
Accrued expense and other liabilities	2,862	2,385	2,700
Long-term debt	12,499	13,709	13,732
Total liabilities	158,569	152,355	138,786

Equity
Preferred stock	1,900	1,900	1,900
Common shares	1,257	1,257	1,257
Capital surplus	6,213	6,281	6,222
Retained earnings	13,166	12,751	12,174
Treasury stock, at cost	(5,005)	(4,946)	(4,956)
Accumulated other comprehensive income (loss)	103	738	814
Key shareholders’ equity	17,634	17,981	17,411
Noncontrolling interests	—	—	—
Total equity	17,634	17,981	17,411
Total liabilities and equity	$176,203	$170,336	$156,197

Common shares outstanding (000)	972,587	975,773	975,319

KeyCorp Reports First Quarter 2021 Profit
April 20, 2021

Consolidated Statements of Income
(dollars in millions, except per share amounts)
	Three months ended
	3/31/2021	12/31/2020	3/31/2020
Interest income
Loans	$889	$933	$1,026
Loans held for sale	11	11	19
Securities available for sale	130	119	129
Held-to-maturity securities	45	51	62
Trading account assets	5	4	8
Short-term investments	5	4	6
Other investments	2	3	1
Total interest income	1,087	1,125	1,251
Interest expense
Deposits	21	28	169
Federal funds purchased and securities sold under repurchase agreements	—	—	6
Bank notes and other short-term borrowings	1	1	5
Long-term debt	60	61	90
Total interest expense	82	90	270
Net interest income	1,005	1,035	981
Provision for credit losses	(93)	20	359
Net interest income after provision for credit losses	1,098	1,015	622
Noninterest income
Trust and investment services income	133	123	133
Investment banking and debt placement fees	162	243	116
Service charges on deposit accounts	73	82	84
Operating lease income and other leasing gains	38	39	30
Corporate services income	64	63	62
Cards and payments income	105	97	66
Corporate-owned life insurance income	31	38	36
Consumer mortgage income	47	43	20
Commercial mortgage servicing fees	34	32	18
Other income	51	42	(88)
Total noninterest income	738	802	477
Noninterest expense
Personnel	624	661	515
Net occupancy	76	75	76
Computer processing	73	62	55
Business services and professional fees	50	54	44
Equipment	25	26	24
Operating lease expense	34	35	36
Marketing	26	30	21
Intangible asset amortization	15	15	17
Other expense	148	170	143
Total noninterest expense	1,071	1,128	931
Income (loss) from continuing operations before income taxes	765	689	168
Income taxes	147	114	23
Income (loss) from continuing operations	618	575	145
Income (loss) from discontinued operations, net of taxes	4	7	1
Net income (loss)	622	582	146
Less: Net income (loss) attributable to noncontrolling interests	—	—	—
Net income (loss) attributable to Key	$622	$582	$146

Income (loss) from continuing operations attributable to Key common shareholders	$591	$549	$118
Net income (loss) attributable to Key common shareholders	595	556	119
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.61	$.57	$.12
Income (loss) from discontinued operations, net of taxes	—	.01	—
Net income (loss) attributable to Key common shareholders (a)	.62	.57	.12
Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.61	$.56	$.12
Income (loss) from discontinued operations, net of taxes	—	.01	—
Net income (loss) attributable to Key common shareholders (a)	.61	.57	.12

Cash dividends declared per common share	$.185	$.185	$.185

Weighted-average common shares outstanding (000)	964,878	967,987	967,446
Effect of common share options and other stock awards	9,419	8,473	8,664
Weighted-average common shares and potential common shares outstanding (000) (b)	974,297	976,460	976,110
(a)Earnings per share may not foot due to rounding.
(b)Assumes conversion of common share options and other stock awards, as applicable.

KeyCorp Reports First Quarter 2021 Profit
April 20, 2021

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(dollars in millions)
	First Quarter 2021			Fourth Quarter 2020			First Quarter 2020
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$52,581	$453	3.48%	$53,562	$477	3.54%	$49,466	$508	4.13%
Real estate — commercial mortgage	12,658	114	3.67	12,862	121	3.74	13,548	155	4.60
Real estate — construction	2,048	19	3.75	1,959	19	3.79	1,666	20	4.75
Commercial lease financing	4,142	31	2.99	4,353	32	2.92	4,565	39	3.39
Total commercial loans	71,429	617	3.50	72,736	649	3.55	69,245	722	4.19
Real estate — residential mortgage	9,699	76	3.12	8,968	74	3.29	7,215	68	3.75
Home equity loans	9,282	85	3.73	9,410	91	3.81	10,155	113	4.49
Consumer direct loans	4,817	56	4.72	4,583	56	4.93	3,709	54	5.91
Credit cards	933	24	10.45	973	26	10.57	1,082	31	11.50
Consumer indirect loans	4,568	37	3.30	5,040	45	3.56	4,768	46	3.86
Total consumer loans	29,299	278	3.84	28,974	292	4.01	26,929	312	4.66
Total loans	100,728	895	3.60	101,710	941	3.68	96,174	1,034	4.32
Loans held for sale	1,531	11	2.89	1,621	11	2.76	1,885	19	3.99
Securities available for sale (b), (e)	30,039	130	1.76	28,046	119	1.75	21,172	129	2.49
Held-to-maturity securities (b)	7,188	45	2.53	7,939	51	2.56	9,820	62	2.51
Trading account assets	848	5	2.15	744	4	2.21	1,065	8	2.95
Short-term investments	16,510	5.13		14,111	4	0.14	1,764	6	1.42
Other investments (e)	614	2	1.40	615	3	1.31	614	1	0.40
Total earning assets	157,458	1,094	2.81	154,786	1,133	2.93	132,494	1,259	3.82
Allowance for loan and lease losses	(1,623)			(1,715)			(1,097)
Accrued income and other assets	16,398			15,861			14,831
Discontinued assets	686			717			838
Total assets	$172,919			$169,649			$147,066
Liabilities
NOW and money market deposit accounts	$81,439	10.05		$80,636	12.06		$66,721	112.67
Savings deposits	6,203	1.03		5,737	—	.03	4,655	1.05
Certificates of deposit ($100,000 or more)	2,571	6.96		2,983	9	1.20	6,310	34	2.20
Other time deposits	2,902	4.57		3,209	7.80		4,901	22	1.81
Total interest-bearing deposits	93,115	21.09		92,565	28.12		82,587	169.82
Federal funds purchased and securities sold under repurchase agreements	243	—	.04	220	—	.04	2,002	6	1.17
Bank notes and other short-term borrowings	878	1.64		791	1.73		1,401	5	1.58
Long-term debt (f), (g)	12,831	60	1.93	12,118	61	2.05	12,443	90	2.96
Total interest-bearing liabilities	107,067	82.31		105,694	90.34		98,433	270	1.10
Noninterest-bearing deposits	44,625			43,156			27,741
Accrued expense and other liabilities	2,772			2,177			2,838
Discontinued liabilities (g)	686			717			838
Total liabilities	155,150			151,744			129,850
Equity
Key shareholders’ equity	17,769			17,905			17,216
Noncontrolling interests	—			—			—
Total equity	17,769			17,905			17,216
Total liabilities and equity	$172,919			$169,649			$147,066
Interest rate spread (TE)			2.50%			2.59%			2.72%
Net interest income (TE) and net interest margin (TE)		1,012	2.61%		1,043	2.70%		989	3.01%
TE adjustment (b)		7			8			8
Net interest income, GAAP basis		$1,005			$1,035			$981
(a)Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.
(b)Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 21% for the three months ended March 31, 2021, December 31, 2020, and March 31, 2020.
(c)For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)Commercial and industrial average balances include $126 million, $129 million, and $145 million of assets from commercial credit cards for the three months ended March 31, 2021, December 31, 2020, and March 31, 2020, respectively.
(e)Yield is calculated on the basis of amortized cost.
(f)Rate calculation excludes basis adjustments related to fair value hedges.
(g)A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.
TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports First Quarter 2021 Profit
April 20, 2021

Noninterest Expense
(dollars in millions)

	Three months ended
	3/31/2021	12/31/2020	3/31/2020
Personnel (a)	$624	$661	$515
Net occupancy	76	75	76
Computer processing	73	62	55
Business services and professional fees	50	54	44
Equipment	25	26	24
Operating lease expense	34	35	36
Marketing	26	30	21
Intangible asset amortization	15	15	17
Other expense	148	170	143
Total noninterest expense	$1,071	$1,128	$931
Average full-time equivalent employees (b)	17,086	17,029	16,529
(a)Additional detail provided in Personnel Expense table below.
(b)The number of average full-time equivalent employees has not been adjusted for discontinued operations.

Personnel Expense
(in millions)

	Three months ended
	3/31/2021	12/31/2020	3/31/2020
Salaries and contract labor	$320	$342	$316
Incentive and stock-based compensation	196	208	102
Employee benefits	107	89	92
Severance	1	22	5
Total personnel expense	$624	$661	$515

KeyCorp Reports First Quarter 2021 Profit
April 20, 2021

Loan Composition
(dollars in millions)

				Percent change 3/31/2021 vs
	3/31/2021	12/31/2020	3/31/2020	12/31/2020	3/31/2020
Commercial and industrial (a)	$52,486	$52,907	$55,983	(.8)%	(6.2)%
Commercial real estate:
Commercial mortgage	12,702	12,687	13,548	.1	(6.2)
Construction	2,122	1,987	1,710	6.8	24.1
Total commercial real estate loans	14,824	14,674	15,258	1.0	(2.8)
Commercial lease financing (b)	4,104	4,399	4,677	(6.7)	(12.3)
Total commercial loans	71,414	71,980	75,918	(.8)	(5.9)
Residential — prime loans:
Real estate — residential mortgage	10,300	9,298	7,498	10.8	37.4
Home equity loans	9,158	9,360	10,103	(2.2)	(9.4)
Total residential — prime loans	19,458	18,658	17,601	4.3	10.6
Consumer direct loans	4,862	4,714	3,833	3.1	26.8
Credit cards	909	989	1,041	(8.1)	(12.7)
Consumer indirect loans	4,283	4,844	4,805	(11.6)	(10.9)
Total consumer loans	29,512	29,205	27,280	1.1	8.2
Total loans (c), (d)	$100,926	$101,185	$103,198	(.3)%	(2.2)%
(a)Loan balances include $126 million, $127 million, and $143 million of commercial credit card balances at March 31, 2021, December 31, 2020, and March 31, 2020, respectively.
(b)Commercial lease financing includes receivables held as collateral for a secured borrowing of $21 million, $23 million, and $14 million at March 31, 2021, December 31, 2020, and March 31, 2020, respectively. Principal reductions are based on the cash payments received from these related receivables.
(c)Total loans exclude loans of $675 million at March 31, 2021, $710 million at December 31, 2020, and $821 million at March 31, 2020, related to the discontinued operations of the education lending business.
(d)Accrued interest of $242 million, $241 million, and $241 million at March 31, 2021, December 31, 2020, and March 31, 2020, respectively, presented in "other assets" on the Consolidated Balance Sheets is excluded from the amortized cost basis disclosed in this table.

Loans Held for Sale Composition
(dollars in millions)

				Percent change 3/31/2021 vs
	3/31/2021	12/31/2020	3/31/2020	12/31/2020	3/31/2020
Commercial and industrial	$1,175	$249	$446	371.9%	163.5%
Real estate — commercial mortgage	837	1,014	1,284	(17.5)	(34.8)
Commercial lease financing	—	—	8	N/M	N/M
Real estate — residential mortgage	236	264	152	(10.6)	55.3
Consumer direct loans	48	56	253	(14.3)	(81.0)
Total loans held for sale	$2,296	$1,583	$2,143	45.0%	7.1%
N/M = Not Meaningful

Summary of Changes in Loans Held for Sale
(in millions)

	1Q21	4Q20	3Q20	2Q20	1Q20
Balance at beginning of period	$1,583	$1,724	$2,007	$2,143	$1,334
New originations	4,010	3,835	3,282	3,621	3,333
Transfers from (to) held to maturity, net	83	(24)	75	(15)	200
Loan sales	(3,303)	(3,932)	(3,583)	(3,679)	(2,649)
Loan draws (payments), net	(73)	(19)	(57)	(61)	(77)
Valuation adjustments	(4)	—	—	(2)	2
Balance at end of period	$2,296	$1,583	$1,724	$2,007	$2,143

KeyCorp Reports First Quarter 2021 Profit
April 20, 2021

Summary of Loan and Lease Loss Experience From Continuing Operations
(dollars in millions)

	Three months ended
	3/31/2021	12/31/2020	3/31/2020
Average loans outstanding	$100,728	$101,710	$96,174
Allowance for loan and lease losses at the end of the prior period	$1,626	$1,730	$900
Cumulative effect from change in accounting principle (a)	—	—	204
Allowance for loan and lease losses at the beginning of the period	1,626	1,730	1,104
Loans charged off:
Commercial and industrial	73	119	60

Real estate — commercial mortgage	35	1	3
Real estate — construction	—	—	—
Total commercial real estate loans	35	1	3
Commercial lease financing	4	19	2
Total commercial loans	112	139	65
Real estate — residential mortgage	—	—	—
Home equity loans	2	1	4
Consumer direct loans	8	7	12
Credit cards	6	7	11
Consumer indirect loans	7	6	9
Total consumer loans	23	21	36
Total loans charged off	135	160	101
Recoveries:
Commercial and industrial	8	15	5

Real estate — commercial mortgage	1	—	1
Real estate — construction	—	—	—
Total commercial real estate loans	1	—	1
Commercial lease financing	1	—	—
Total commercial loans	10	15	6
Real estate — residential mortgage	1	—	—
Home equity loans	1	1	2
Consumer direct loans	2	1	2
Credit cards	2	2	2
Consumer indirect loans	5	6	5
Total consumer loans	11	10	11
Total recoveries	21	25	17
Net loan charge-offs	(114)	(135)	(84)
Provision (credit) for loan and lease losses	(74)	31	339
Allowance for loan and lease losses at end of period	$1,438	$1,626	$1,359

Liability for credit losses on lending-related commitments at the end of the prior period	$197	$208	$68
Liability for credit losses on contingent guarantees at the end of the prior period	—	—	7
Cumulative effect from change in accounting principle (a), (b)	—	—	66
Liability for credit losses on lending-related commitments at beginning of period	197	208	141
Provision (credit) for losses on lending-related commitments	(19)	(11)	20
Liability for credit losses on lending-related commitments at end of period (c)	$178	$197	$161

Total allowance for credit losses at end of period	$1,616	$1,823	$1,520

Net loan charge-offs to average total loans	.46%	.53%	.35%
Allowance for loan and lease losses to period-end loans	1.42	1.61	1.32
Allowance for credit losses to period-end loans	1.60	1.80	1.47
Allowance for loan and lease losses to nonperforming loans	197.5	207.1	215.0
Allowance for credit losses to nonperforming loans	222.0	232.2	240.5

Discontinued operations — education lending business:
Loans charged off	$1	1	$2
Recoveries	1	2	1
Net loan charge-offs	$—	1	$(1)
(a)The cumulative effect from change in accounting principle relates to the January 1, 2020, adoption of ASU 2016-13.
(b)Three months ended March 31, 2020, excludes $4 million related to the provision for other financial assets as a result of the change in accounting principle.
(c)Included in "Accrued expense and other liabilities" on the balance sheet.

KeyCorp Reports First Quarter 2021 Profit
April 20, 2021

Asset Quality Statistics From Continuing Operations
(dollars in millions)
	1Q21	4Q20	3Q20	2Q20	1Q20
Net loan charge-offs	$114	$135	$128	$96	$84
Net loan charge-offs to average total loans	.46%	.53%	.49%	.36%	.35%
Allowance for loan and lease losses	$1,438	$1,626	$1,730	$1,708	$1,359
Allowance for credit losses (a)	1,616	1,823	1,938	1,906	1,520
Allowance for loan and lease losses to period-end loans	1.42%	1.61%	1.68%	1.61%	1.32%
Allowance for credit losses to period-end loans	1.60	1.80	1.88	1.80	1.47
Allowance for loan and lease losses to nonperforming loans	197.5	207.1	207.4	224.7	215.0
Allowance for credit losses to nonperforming loans	222.0	232.2	232.4	250.8	240.5
Nonperforming loans at period end	$728	$785	$834	$760	$632
Nonperforming assets at period end	790	937	1,003	951	844
Nonperforming loans to period-end portfolio loans	.72%	.78%	.81%	.72%	.61%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.78	.92	.97	.89	.82
(a)Includes the allowance for loan and lease losses plus the liability for credit losses on lending-related commitments.

Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
(dollars in millions)
	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Commercial and industrial	$387	$385	$459	$404	$277

Real estate — commercial mortgage	66	104	104	91	87
Real estate — construction	—	—	1	1	2
Total commercial real estate loans	66	104	105	92	89
Commercial lease financing	8	8	6	9	5
Total commercial loans	461	497	570	505	371
Real estate — residential mortgage	95	110	96	89	89
Home equity loans	148	154	146	141	143
Consumer direct loans	5	5	3	3	4
Credit cards	3	2	2	2	3
Consumer indirect loans	16	17	17	20	22
Total consumer loans	267	288	264	255	261
Total nonperforming loans	728	785	834	760	632
OREO	12	100	105	112	119
Nonperforming loans held for sale	47	49	61	75	89
Other nonperforming assets	3	3	3	4	4
Total nonperforming assets	$790	$937	$1,003	$951	$844
Accruing loans past due 90 days or more	92	86	73	87	128
Accruing loans past due 30 through 89 days	191	241	336	419	393
Restructured loans — accruing and nonaccruing (a)	376	363	306	310	340
Restructured loans included in nonperforming loans (a)	192	229	168	166	172
Nonperforming assets from discontinued operations — education lending business	5	5	6	7	7
Nonperforming loans to period-end portfolio loans	.72%	.78%	.81%	.72%	.61%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.78	.92	.97	.89	.82
(a)Restructured loans (i.e., troubled debt restructuring) are those for which Key, for reasons related to a borrower’s financial difficulties, grants a concession to the borrower that it would not otherwise consider. These concessions are made to improve the collectability of the loan and generally take the form of a reduction of the interest rate, extension of the maturity date or reduction in the principal balance.

Summary of Changes in Nonperforming Loans From Continuing Operations
(in millions)
	1Q21	4Q20	3Q20	2Q20	1Q20
Balance at beginning of period	$785	$834	$760	$632	$577
Loans placed on nonaccrual status	196	300	387	293	219
Charge-offs	(135)	(160)	(150)	(111)	(100)
Loans sold	(13)	(9)	(6)	(5)	(4)
Payments	(37)	(83)	(83)	(29)	(31)
Transfers to OREO	(3)	(3)	—	—	(3)
Transfers to nonperforming loans held for sale	—	—	—	—	—
Loans returned to accrual status	(65)	(94)	(74)	(20)	(26)
Balance at end of period	$728	$785	$834	$760	$632

KeyCorp Reports First Quarter 2021 Profit
April 20, 2021

Line of Business Results
(dollars in millions)

						Percentage change 1Q21 vs.
	1Q21	4Q20	3Q20	2Q20	1Q20	4Q20	1Q20
Consumer Bank
Summary of operations
Total revenue (TE)	$864	$896	$864	$832	$810	(3.6)%	6.7%
Provision for credit losses	(23)	(5)	(3)	155	136	(360.0)	(103.7)
Noninterest expense	601	606	567	552	539	(.8)	11.5
Net income (loss) attributable to Key	217	225	229	96	103	(3.6)	110.7
Average loans and leases	39,249	39,448	38,468	37,291	33,175	(.5)	18.3
Average deposits	85,033	82,845	82,829	79,233	73,133	2.6	16.3
Net loan charge-offs	36	28	23	40	43	28.6	(16.3)
Net loan charge-offs to average total loans	.37%	.28%	.24%	.43%	.52%	N/A	N/A
Nonperforming assets at period end	$345	$374	$353	$332	$342	(7.8)	.9
Return on average allocated equity	25.76%	25.61%	26.22%	11.28%	12.30%	N/A	N/A

Commercial Bank
Summary of operations
Total revenue (TE)	$858	$922	$811	$867	$641	(6.9)%	33.9%
Provision for credit losses	(67)	44	150	326	222	(252.3)	(80.2)
Noninterest expense	443	498	447	441	362	(11.0)	22.4
Net income (loss) attributable to Key	383	310	173	96	66	23.5	480.3
Average loans and leases	60,885	61,680	65,928	69,945	62,104	(1.3)	(2.0)
Average loans held for sale	1,237	1,285	1,383	2,012	1,607	(3.7)	(23.0)
Average deposits	51,894	52,489	51,585	47,954	36,443	(1.1)	42.4
Net loan charge-offs	78	108	104	57	40	(27.8)	95.0
Net loan charge-offs to average total loans	.52%	.70%	.63%	.33%	.26%	N/A	N/A
Nonperforming assets at period end	$441	$558	$645	$616	$407	(21.0)	8.4
Return on average allocated equity	17.47%	23.87%	13.40%	7.87%	5.57%	N/A	N/A
TE = Taxable Equivalent, N/A = Not Applicable, N/M = Not Meaningful